Franklin Financial Corporation Reports Second Quarter 2012 Financial Results and Announces Share Repurchase Program

Richmond, Va., May 3, 2012 – Franklin Financial Corporation (NASDAQ: FRNK), or “the Company”, the parent company of Franklin Federal Savings Bank, announced net income for the three months ended March 31, 2012 of $2.5 million, or $0.19 per share, compared to $1.7 million for the three months ended March 31, 2011. Net income for the six months ended March 31, 2012 was $4.3 million, or $0.32 per share, compared to $3.8 million for the six months ended March 31, 2011.

“Franklin Financial Corporation delivered solid net income for the quarter ended March 31, 2012 as earnings, capital and asset quality improved compared to the prior two quarters and the comparable 2011 quarter,” observed Richard T. Wheeler, Jr., Chairman, President, and Chief Executive Officer. “During the past year, we effectively implemented the structure, systems and governance controls and policies expected of a member of the NASDAQ Global Select Market System. I am extremely proud of the accomplishments of our officers, employees and directors during the past year.”

Second Quarter Highlights

•	The Company recorded a credit provision for loan losses of $298,000 for the three months ended March 31, 2012 compared to a provision expense of $290,000 for the three months ended March 31, 2011.
•	Nonperforming assets decreased $1.3 million in the three months ended March 31, 2012 to $44.8 million.
•	The Company recorded other-than-temporary impairment (“OTTI”) charges on securities of $871,000 in earnings for the quarter, primarily related to one auction-rate municipal bond.
•	Net interest margin for the three months ended March 31, 2012 declined four basis points to 2.68% from the prior quarter.

Net Interest Income

Net interest income for the three months ended March 31, 2012 increased $562,000, or 9.0%, compared to the same period in the prior year primarily as a result of investing the funds received in the Company’s mutual-to-stock conversion in April 2011 and the decline in rates paid on deposits. Average interest-earning assets increased $85.4 million and interest-bearing liabilities declined $35.0 million for the three months ended March 31, 2012 compared to the three months ended March 31, 2011. Deposit costs declined $728,000 while interest income on loans declined $70,000 and interest income on securities declined $72,000. Our net interest margin for the three months ended March 31, 2012 decreased 2 basis points to 2.68% from the same period in the prior year, as a decrease in the cost of deposits of 39 basis points was more than offset by a 75 basis point decline in the yield on securities. The primary cause of the decrease in the yield on securities was a 122 basis point decline in the yield on collateralized mortgage obligations (“CMOs”) as we continued to purchase lower-yielding short-term CMOs in order to comply with qualified thrift lender requirements without taking on excessive interest rate risk.

Net interest income for the six months ended March 31, 2012 increased $1.2 million, or 9.2%, compared to the same period in the prior year primarily as a result of investing the funds received in the Company’s mutual-to-stock conversion in April 2011 and the decline in rates paid on deposits. Deposit costs declined $1.4 million while interest income on securities increased $154,000 and interest income on loans declined $367,000. Our net interest margin for the six months ended March 31, 2012 decreased 7 basis points to 2.69% from the same period in the prior year, as a decrease in the cost of deposits of 41 basis points was more than offset by a 77 basis point decline in the yield on securities. The primary cause of the decrease in the yield on securities was a 130 basis point decline in the yield on CMOs as we continued to purchase lower-yielding short-term CMOs in order to comply with qualified thrift lender requirements without taking on excessive interest rate risk.

Noninterest Income, Excluding Impairment Charges on Securities

Noninterest income, excluding impairment charges on securities, increased $111,000, or 11.7%, to $1.1 million for the three months ended March 31, 2012 compared to $948,000 for the three months ended March 31, 2011. This increase was primarily the result of a $474,000 increase in net gains on sales of real estate owned, which were $428,000 for the three months ended March 31, 2012 compared to net losses of $46,000 for the three months ended March 31, 2011. This increase was partially offset by a decrease in net gains on sales of securities of $364,000 as the Company recognized no net gains on sale for the three months ended March 31, 2012.

For the six months ended March 31, 2012, noninterest income, excluding impairment charges on securities, increased $658,000, or 40.8%, to $2.3 million compared to $1.6 million for the six months ended March 31, 2011. This increase was primarily the result of a $571,000 increase in net gains on sales of real estate owned, which were $625,000 for the six months ended March 31, 2012 compared to $54,000 for the six months ended March 31, 2011, combined with a $461,000 increase in other service charges and fees. The increase in other service charges and fees related to fees received on the prepayment of several large loans. These increases were partially offset by a $75,000 decrease in gains on sales of loans held for sale, which were $141,000 for the six months ended March 31, 2012 compared to $216,000 for the six months ended March 31, 2011, as well as a $264,000 decrease in net gains on sales of securities as the Company recognized no net gains on sale for the six months ended March 31, 2012.

Impairment Charges on Securities

The Company recorded OTTI charges in earnings of $871,000 for the three months ended March 31, 2012 compared to charges of $382,000 for the three months ended March 31, 2011. OTTI charges for the three months ended March 31, 2012 included $719,000 on debt securities, primarily related to the impairment of one auction-rate municipal bond, and $152,000 on equity securities compared to $330,000 on debt securities and $52,000 on equity securities for the three months ended March 31, 2011.

For the six months ended March 31, 2012, the Company recorded OTTI charges in earnings of $2.3 million compared to charges of $681,000 for the six months ended March 31, 2011. OTTI charges for the six months ended March 31, 2012 included $815,000 on debt securities, primarily related to the impairment of one auction-rate municipal bond, and $1.5 million on equity securities, primarily related to the impairment of equity investments in Virginia-based community banks, compared to charges of $629,000 on debt securities and $52,000 on equity securities for the six months ended March 31, 2011.

Other Noninterest Expenses

Other noninterest expenses were $3.6 million and $7.2 million for the three and six months ended March 31, 2012, respectively, compared to $4.2 million and $7.6 million for the three and six months ended March 31, 2011, respectively. The primary cause of the decline in both comparative periods was no impairment charges on other real estate owned for the three or six months ended March 31, 2012 compared to impairment charges of $781,000 for the three and six months ended March 31, 2011. The decrease for the six months ended March 31, 2012 was partially offset by an $188,000 increase in personnel expense primarily related to the employee stock ownership plan that was established in connection with the Company’s mutual-to-stock conversion.

Asset Quality

Nonperforming assets decreased $1.3 million in the three months ended March 31, 2012 and $6.0 million in the six months ended March 31, 2012 to $44.8 million. The decrease for the three months ended March 31, 2012 was the result of a $1.7 million decrease in nonperforming loans partially offset by a $387,000 increase in real estate owned. Nonperforming loans totaled $36.0 million at March 31, 2012 compared to $37.7 million at December 31, 2011 and $42.2 million at September 30, 2011. Real estate owned increased to $8.8 million at March 31, 2012 from $8.4 million at December 31, 2011 and $8.6 million at September 30, 2011. Total nonperforming loans as a percentage of total loans at March 31, 2012 were 7.63% compared to 7.91% at December 31, 2011 and 8.50% at September 30, 2011.

The Company recorded a credit provision for loan losses of $298,000 for the three months ended March 31, 2012 compared to a provision expense of $290,000 for the three months ended March 31, 2011. The Company recorded a credit provision for loan losses of $152,000 for the six months ended March 31, 2012 compared to a provision expense of $712,000 for the six months ended March 31, 2011. The allowance for loan losses as a percentage of total loans was 2.38% at March 31, 2012 compared to 2.46% at December 31, 2011 and 2.95% at September 30, 2011.

FHLB Advance Restructurings

Subsequent to March 31, 2012, the Company exchanged four FHLB borrowings totaling $70.0 million for new advances of the same amount. In connection with these exchanges, the Company paid prepayment penalties totaling $7.4 million. The new advances were not considered to be substantially different from the original advances in accordance with ASC 470-50, Debt – Modifications and Exchanges, and as a result the prepayment penalties will be treated as a discount on the new debt and amortized over the life of the new advances as an adjustment to rate. Details regarding these exchanges are as follows (dollars in thousands):

Terms of Original Advance	Terms of New Advance	Advance Amount	Prepayment Penalty	Effective Rate of New Advance
Interest payable monthly at a fixed rate of 3.49%, principal due and payable on December 5, 2013	Interest payable quarterly at a fixed rate of 1.30%, principal due and payable on April 25, 2017	$10,000	$476	2.25%

Interest payable monthly at a fixed rate of 3.44%, principal due and payable on December 10, 2013	Interest payable quarterly at a fixed rate of 1.05%, principal due and payable on April 25, 2016	10,000	470	2.23%

Interest payable quarterly at a fixed rate of 3.72%, principal due and payable on June 9, 2015	Interest payable quarterly at a fixed rate of 3.04%, principal due and payable on May 4, 2018	25,000	*	3.04%

Interest payable monthly at a fixed rate of 5.85%, principal due and payable on September 17, 2018	Interest payable quarterly at a fixed rate of 3.69%, principal due and payable on May 3, 2032	25,000	6,411	5.03%

		$70,000	$7,357

 *The prepayment penalty is embedded in the rate for the new advance.

Share Repurchase Program

On May 3, 2012, the Board of Directors approved a stock repurchase program whereby the Company may repurchase up to 5%, or 715,141 shares, of its outstanding common stock either on the open market or through private transactions until October 31, 2012. Purchases will be conducted through an SEC Rule 10b5-1 repurchase plan with Sandler O’Neill & Partners, L.P. (“Sandler”) whereby Sandler will, from time to time and in accordance with Rule 10b-18 of the Securities Exchange Act of 1934, as amended, act as agent for the Company in purchasing shares based upon the parameters of the Rule 10b5-1 repurchase plan. The Rule 10b5-1 repurchase plan allows the Company to repurchase its shares during periods when it would normally not be active in the market due to its internal trading blackout period.

About Franklin Financial Corporation

Franklin Financial Corporation is the parent of Franklin Federal Savings Bank, a federally chartered capital stock savings bank engaged in the business of attracting retail deposits from the general public and originating both owner and non-owner-occupied one-to four-family loans as well as multi-family loans, nonresidential real estate loans, construction loans, and land and land development loans. The Bank is headquartered in Glen Allen, Virginia and operates eight branch offices. Franklin Financial Corporation trades under the symbol FRNK (NASDAQ).

Forward-Looking Statements

This report may contain forward-looking statements within the meaning of the federal securities laws. These statements are not historical facts; rather they are statements based on our current expectations regarding our business strategies and their intended results and our future performance. Forward-looking statements are preceded by terms such as “expects,” “believes,” “anticipates,” “intends” and similar expressions. Forward-looking statements are not guarantees of future performance. Numerous risks and uncertainties could cause or contribute to our actual results, performance and achievements being materially different from those expressed or implied by the forward-looking statements. These forward-looking statements are subject to significant risks and uncertainties. Actual results may differ materially from those contemplated by the forward-looking statements due to, among others, the following factors:

•	general economic conditions, either internationally, nationally, or in our primary market area, that are worse than expected;
•	a continued decline in real estate values;
•	changes in the interest rate environment that reduce our interest margins or reduce the fair value of financial instruments;
•	increased competitive pressures among financial services companies;
•	changes in consumer spending, borrowing and savings habits;
•	legislative, regulatory or supervisory changes that adversely affect our business;
•	adverse changes in the securities markets; and
•	changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board or the Public Company Accounting Oversight Board.

Additional factors that may affect our results are discussed in the Company’s Form 10-K for the year ended September 30, 2011 under the Item 1A titled “Risk Factors.” These factors should be considered in evaluating the forward-looking statements and undue reliance should not be placed on such statements. Except as required by applicable law or regulation, we assume no obligation and disclaim any obligation to update any forward-looking statements.

Website: www.franklinfederal.com

Selected Financial Data

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
(Dollars in thousands)	2012	2011	2012	2011
Operating Data:
Interest and dividend income	$11,017	$11,162	$22,454	$22,691
Interest expense	4,231	4,938	8,613	10,019
Net interest income	6,786	6,224	13,841	12,672
Provision for loan losses	(298)	290	(152)	712
Net interest income after provision for loan losses	7,084	5,934	13,993	11,960
Noninterest income (expense):
Impairment of securities reflected in earnings	(871)	(382)	(2,326)	(681)
Gains on sales of securities, net	-	364	-	264
Gains (losses) on sales of other real estate owned	428	(46)	625	54
Other noninterest income	631	630	1,646	1,295
Total noninterest income (expense)	188	566	(55)	932
Other noninterest expenses	3,612	4,168	7,166	7,618
Income before provision for income taxes	3,660	2,332	6,772	5,274
Income tax expense	1,152	597	2,489	1,504
Net income	$2,508	$1,735	$4,283	$3,770

Per Share Data

	For the Three Months Ended March 31,		For the Six Months Ended March 31,
(Amounts in thousands, except per share data)	2012	2011	2012	2011
Basic earnings per share	$0.19	N/A	$0.32	N/A
Diluted earnings per share	$0.19	N/A	$0.32	N/A
Tangible book value per share at end of period	$18.38	N/A	$18.38	N/A
Shares outstanding at end of period	14,303	N/A	14,303	N/A
Weighted-average shares outstanding
Basic	13,223	N/A	13,214	N/A
Diluted	13,223	N/A	13,214	N/A

Linked-Quarter Data

(Dollars in thousands)	March 31, 2012	December 31, 2011	September 30, 2011
Financial Condition Data:
Total assets	$1,099,870	$1,081,470	$1,096,977
Cash and cash equivalents	135,996	103,283	115,749
Securities available for sale	404,659	413,973	396,809
Securities held to maturity	22,975	23,970	25,517
Loans, net	457,037	461,851	478,423
Loans held for sale	1,953	868	922
Cash surrender value of bank-owned life insurance	32,356	32,037	31,714
Deposits	637,943	628,427	648,754
Federal Home Loan Bank borrowings	190,000	190,000	190,000
Total stockholders’ equity	262,905	254,639	249,558

Capital Ratios(1):
Tier 1 capital to adjusted tangible assets	16.73%	16.66%	16.07%
Tier 1 risk-based capital to risk weighted assets	24.95	25.18	23.81
Tangible capital to adjusted tangible assets	16.73	16.66	16.07
Risk-based capital to risk weighted assets	26.21	26.43	25.07

(1)	Ratios are for Franklin Federal Savings Bank.

	For the Three Months Ended
	March 31, 2012	December 31, 2011	September 30, 2011
Performance Ratios:
Return on average assets(2)	0.93%	0.64%	0.33%
Return on average equity(2)	3.89	2.79	1.45
Interest rate spread(2)(3)	2.27	2.32	2.22
Net interest margin(2)(4)	2.68	2.72	2.63
Efficiency ratio(5)	48.52	44.03	45.37
Average interest-earning assets to average interest-bearing liabilities	124.41	124.01	124.33
Average equity to average assets	23.76	23.10	23.12

(2)	Annualized
(3)	Represents the difference between the weighted average yield on interest-earning assets and the weighted average cost of interest-bearing liabilities.
(4)	Represents net interest income as a percent of average interest-earning assets.

(5)	A non-GAAP measure calculated by dividing other noninterest expenses, net of impairment charges and losses on the sale of fixed assets and foreclosed assets, by the sum of net interest income and other noninterest income, net of gains on the sale of fixed assets and foreclosed assets.

	For the Three Months Ended
(Dollars in thousands)	March 31, 2012	December 31, 2011	September 30, 2011
Asset Quality:
Allowance for Loan Losses
Beginning balance	$11,749	$14,624	$13,432
Provision	(298)	146	1,207
Recoveries	3	3	18
Charge-offs	(248)	(3,024)	(33)
Ending balance	$11,206	$11,749	$14,624
Nonperforming Assets at Period End
Nonaccrual loans	$35,966	$37,699	$42,205
Accruing loans 90+ days past due	-	-	-
Other real estate owned	8,831	8,444	8,627
Total nonperforming assets at period end	$44,797	$46,143	$50,832
Allowance for loan losses as a percent of total loans at period end	2.38%	2.46%	2.95%
Allowance for loan losses as a percent of nonperforming loans at period end	31.16	31.17	34.65
Nonperforming loans as a percent of total loans at period end	7.63	7.91	8.50
Nonperforming assets as a percent of total assets at period end	4.07	4.27	4.63
Net charge-offs to average loans outstanding during the period (annualized)	0.21	2.49	0.01

Non-GAAP Reconciliation

	For the Three Months Ended
(Dollars in thousands)	March 31, 2012	December 31, 2011	September 30, 2011
Net interest income	$6,786	$7,056	$6,955
Other noninterest income	1,059	1,213	790
Less: Net gains on sales of other real estate owned	(428)	(198)	(99)
Total net interest income and adjusted other noninterest income	$7,417	$8,071	$7,646

Other noninterest expenses	$3,612	$3,554	$3,852
Less: Impairment charges on OREO	-	-	(370)
Less: Net losses on sales of fixed assets	(13)	-	(13)
Adjusted other noninterest expenses	$3,599	$3,554	$3,469

Efficiency ratio	48.52%	44.03%	45.37%